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                                                                   EXHIBIT 3.1.1
                          CERTIFICATE OF INCORPORATION

                                       OF

                     DARWIN PROFESSIONAL UNDERWRITERS, INC.

      FIRST: The name of the corporation is Darwin Professional Underwriters, Inc. (the "Corporation").

      SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 N. Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

      FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 2,500,000 shares, of which 2,000,000 shares shall be common stock, par value $.10 per share, and 500,000 shares shall be preferred stock, par value $.10 per share, none of which has been designated. Each share of common stock and each share of preferred stock shall represent one vote at all annual and special meetings of stockholders of the Corporation. Except as otherwise provided in a resolution or resolutions adopted by the Board of Directors providing for the issuance of a series of preferred stock or any similar stock or by law, of holders of shares of preferred stock and the holders of shares of common stock, and any other capital stock of the Corporation entitled to vote generally in the election of directors shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation. The Board of Directors is hereby expressly authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance in one or more series of the shares of preferred stock, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series of preferred stock shall include, but not be limited to, determination of the following:

      (a) The number of shares constituting that series and the distinctive designation of that series;

      (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

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      (c) Whether that series shall have additional voting rights, in addition to the voting rights provided for above and in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

      (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

      (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions, of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

      (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

      (g) The rights of the shares of that series in the event of voluntary or involuntary dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

      (h) Any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions, of such series.

      Dividends on outstanding shares of preferred stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

      If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of preferred stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

      FIFTH: The name and mailing address of the incorporator are as follows:

      Name                          Mailing Address

      Alice M. Kenniff              c/o:  Dewey Ballantine LLB
                                          1301 Avenue of the Americas
                                          New York, NY 10019

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      SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, it is further provided:

      (a) The original by-laws of the Corporation shall be adopted by the incorporator. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the by-laws of the Corporation, subject to the power of the stockholders of the Corporation to amend or repeal any by-law made by the Board of Directors; and

      (b) Unless and except to the extent that the by-laws of the Corporation shall so require, the election of Directors need not be by written ballot.

      SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, as the case may be, agree to any compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      NINTH: (a) Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether

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civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article NINTH shall be a contract right and shall include the right to be paid by the Corporation the expense incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon deliver to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article NINTH or otherwise. No amendment or repeal of this Article NINTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

      (b) The right to indemnification and the payment or expenses incurred in defending a proceeding in advance of its final disposition conferred to this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

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      TENTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

      THE UNDERSIGNED, being the incorporator hereinabove named, makes and files this Certificate of Incorporation, and does hereby declare and certify that said instrument is its act and deed and that the facts stated herein are true, and accordingly has executed this Certificate of Incorporation this 3rd day of March, 2003.

                                         By:  /s/ ALICE M. KENNIFF
                                              ---------------------------------
                                              Name:  Alice M. Kenniff
                                              Title:  Incorporator